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                                                                 EXHIBIT 11(A)
                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Eaton Vance Municipals Trust II (1933 Act File Number 33-71320) on behalf of Eaton Vance Florida Insured Municipals Fund, Eaton Vance Hawaii Municipals Fund and Eaton Vance Kansas Municipals Fund (the "Funds") of our report dated March 7, 1997 relating to Eaton Vance Florida Insured Municipals Fund (formerly EV Marathon Florida Insured Municipals Fund), Eaton Vance Hawaii Municipals Fund (formerly EV Marathon Hawaii Municipals Fund) and Eaton Vance Kansas Municipals Fund (formerly EV Marathon Kansas Municipals Fund), and of our report dated March 7, 1997, relating to Florida Insured Municipals Portfolio, Hawaii Municipals Portfolio and Kansas Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended January 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.


    We also consent to the reference to our Firm under the heading "The Funds' Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.


                                        /s/ DELOITTE & TOUCHE LLP
                                            ------------------------------
                                            DELOITTE & TOUCHE LLP
January 26, 1998
Boston, Massachusetts